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                                                                    EXHIBIT 23.3



                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



Board of Directors
Miller Exploration Company
Traverse City, Michigan

     We hereby consent to the incorporation by reference of the Holditch-Reservoir Technologies (formerly S.A. Holditch & Associates, Inc.) estimates of proved reserves contained in Miller Exploration Company's Annual Report on Form 10-K for the year ended December 31, 1999, into Miller Exploration Company's Registration Statement on Form S-3 filed on or about May 17, 2000.

                                    HOLDITCH-RESERVOIR TECHNOLOGIES



                                    By /s/ Joseph H. Frantz, Jr.
                                      --------------------------------------
                                        Joseph H. Frantz, Jr.
                                        Operations Manager - Eastern U.S.
                                        Pittsburgh, Pennsylvania


May 17, 2000